                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   FORM 8-K



                                CURRENT REPORT

                                --------------

                    Pursuant to Section 13 of 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): November 21, 1997

                            BOSTON PROPERTIES, INC.
            (Exact name of Registrant as specified in its Charter)


                                   Delaware
                           (State of Incorporation)


1-13087                                                       04-2473675
(Commission File Number)                               (IRS Employer Id. Number)

8 Arlington Street
Boston, Massachusetts                                                    02116
(Address of principal executive offices)                              (Zip Code)

                                (617) 859-2600
             (Registrant's telephone number, including area code)

Item 2  Acquisition and Disposition of Assets

      On November 21, 1997, Boston Properties, Inc. (the "Company"), through Boston Properties Limited Partnership (the "Operating Partnership") a Delaware limited partnership of which the Company is the sole general partner and holds an approximately 67.9% interest, completed the acquisition of a property located at 875 Third Avenue, New York, NY for approximately $208.5 million from Kenvic Associates, a New York general partnership. The acquisition was funded through the assumption of $180 million in debt, the payment of $500,000 in cash and the issuance of 890,869 Operating Partnership Units (subject to adjustment in the event that the average closing price of the Company's Common Stock over the ten consecutive trading days prior to and including December 31, 1998 is less than $31.43 per share). Neither the Company, nor any director or officer of the Company was affiliated with or had a material relationship with the seller of this property.

      875 Third Avenue (the "Property") consists of approximately 682,000 net rentable square feet of class A office space in the Eastside submarket of midtown Manhattan. Major tenants at the Property include Debvoise & Plimpton, Sidley & Austin and Instinet. As of September 30, 1997, the occupancy rate at the Property was 100%.

Item 5  Other Events

      The Company has entered into amendments to the Company's Unsecured Line of Credit that provide, among other things, that effective upon the closing of the Company's acquisition of 875 Third Avenue: (i) the Company shall be required to maintain a total indebtedness to total asset value ratio of not more than (a) 65% for the period through April 30, 1998, and (b) 55% after April 30, 1998;
(ii) the Company shall be required to maintain a total secured indebtedness to total asset value ratio of not more than (a) 55% during the period through April 30, 1998, (b) 50% during the period from May 1, 1998 through June 30, 1998, and
(c) 40% after June 30, 1998; and (iii) the interest rate appliable to any amounts drawn under the Unsecured Line of Credit for LIBOR-based loans shall be equal to a floating rate based on a spread over LIBOR equal to (a) 125 basis points during the period through January 31, 1998, (b) 140 basis points during the period from February 1, 1998 through April 30, 1998, and (c) after April 30, 1998, from 90 basis points to 110 basis points, depending on the Company's applicable leverage ratio.

Item 7  Financial Statements and Exhibits

(a) Financial Statements Under Rule 3-14 of Regulation S-X

Statement of Revenue over Certain Operating Expenses of 875 Third Avenue for the year ended December 31, 1996 and (unaudited) for the nine months ended September 30, 1997

(b) Pro Forma Financial Statements

The Company has determined that it is impracticable at this time to file pro forma financial statements for the Company as prescribed by Rule 3-14 of Regulation S-X. Such statements will be filed as soon as practicable, but in no event later than 60 days from this filing.

(c)   Exhibits

*2.1 Contribution Agreement dated September 2, 1997 by and among the Operating Partnership, the Company and Kenvic Associates.

10.1 First Amendment to Revolving Credit Agreement dated July __, 1997 by and among the Company, BankBoston, N.A., and the subsidiaries of the Company and lending institutions named therein.

10.2 Second Amendment to Revolving Credit Agreement dated July __, 1997 by and among the Company, BankBoston, N.A., and the subsidiaries of the Company and lending institutions named therein.

10.3 Third Amendment to Revolving Credit Agreement dated September 11, 1997 by and among the Company, BankBoston, N.A., and the subsidiaries of the Company and lending institutions named therein.

10.4 Fourth Amendment to Revolving Credit Agreement dated October 31, 1997 by and among the Company, BankBoston, N.A., and the subsidiaries of the Company and lending institutions named therein.

*10.5 Note and Mortgage Modification Agreement between John Hancock, as lender and Boston Properties Limited Partnership, as borrower.

*10.6 Lock-Up and Registration Rights Agreement dated November 21, 1997 by and among the Operating Partnership, the Company, and Kenvic Associates.

*10.7 Agreement dated November 21, 1997 by and between the Operating
      Partnership, the Company, and Kenvic Associates.

 23.1 Consent of Coopers and Lybrand L.L.P., Independent Accountants.

*     To be filed by amendment

                            BOSTON PROPERTIES, INC.
                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                               BOSTON PROPERTIES, INC.



                               /s/ David G. Gaw
                               --------------------------------------
                               David G. Gaw
                               Senior Vice President and
                               Chief Financial Officer

Date: November 26, 1997

                               875 THIRD AVENUE

                           STATEMENT OF REVENUE OVER
                          CERTAIN OPERATING EXPENSES

                     FOR THE YEAR ENDED DECEMBER 31, 1996
                 AND THE NINE MONTHS ENDED SEPTEMBER 30, 1997

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Boston Properties, Inc.:

  We have audited the accompanying statement of revenue over certain operating expenses of 875 Third Avenue in midtown Manhattan, New York (the "Property") for the year ended December 31, 1996. This statement is the responsibility of the Property's management. Our responsibility is to express an opinion on this statement based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue over certain operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audit provides a reasonable basis for our opinion.

 The accompanying statement of revenue over certain operating expenses was prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission, and excludes certain expenses described in Note 2, and therefore is not intended to be a complete presentation of the Property's revenue and expenses.

  In our opinion, the statement referred to above presents fairly, in all material respects, the revenue over certain operating expenses (as described in Note 2) of 875 Third Avenue for the year ended December 31, 1996 in conformity with generally accepted accounting principles.



October 17, 1997                                          /s/ Coopers & Lybrand

                                875 THIRD AVENUE
                              STATEMENT OF REVENUE
                        OVER CERTAIN OPERATING EXPENSES

                             (DOLLARS IN THOUSANDS)

                                  FOR THE YEAR ENDED FOR THE NINE MONTHS ENDED
                                  DECEMBER 31, 1996     SEPTEMBER 30, 1997
                                  ------------------ -------------------------
                                                            (UNAUDITED)
Revenue:
  Base rent......................      $25,255                $18,646
  Recoveries from tenants........        5,813                  3,799
                                       -------                -------
                                        31,068                 22,445
                                       -------                -------
Certain operating expenses (Note 2)
  Utilities......................        1,002                    859
  Janitorial and cleaning........        1,159                    911
  Security.......................          347                    256
  General and administrative.....          530                    428
  Interest.......................       15,750                 11,813
  Repairs and maintenance........          999                    740
  Insurance......................          212                    161
  Real estate taxes..............        6,365                  4,831
                                       -------                -------
                                        26,364                 19,999
                                       -------                -------
Excess of revenue over certain
 operating expenses..............      $ 4,704                $ 2,446
                                       =======                =======


         The accompanying notes are an integral part of the statement.

                               875 THIRD AVENUE
                         NOTES TO STATEMENT OF REVENUE
                        OVER CERTAIN OPERATING EXPENSES

                            (DOLLARS IN THOUSANDS)

1. DESCRIPTION OF THE PROPERTY

  The accompanying statement of revenue over certain operating expenses (the "Statement") includes the operations 875 Third Avenue an approximately 691,000 square foot office building located in midtown Manhattan, New York. The Property will be acquired by Boston Properties, Inc. from an unrelated third party.

2. BASIS OF ACCOUNTING

  The accompanying Statement has been prepared on the accrual basis of accounting. The Statement has been prepared in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for real estate properties acquired or to be acquired. Accordingly, this statement excludes certain historical expenses not comparable to the operations of the Property after acquisition such as amortization, depreciation, property management fees, certain interest costs, corporate expenses and certain other costs not directly related to the future operations of the Property.

3. SIGNIFICANT ACCOUNTING POLICIES

  Rental Revenue

  Rental income is recognized on the straight-line method over the terms of the related leases. The excess of recognized rentals over amounts due pursuant to lease terms is recorded as accrued rent. The impact of the straight-line rent adjustment increased revenue by approximately $1.3 million and $768,000 for the year ended December 31, 1996, and the nine months ended September 30, 1997 (unaudited), respectively.

  Unaudited Interim Information

  The statement of revenue over certain operating expenses for the nine months ended September 30, 1997 is unaudited. In the opinion of management, all adjustments necessary for a fair presentation of such statement have been included. The results of operations for the period are not necessarily indicative of the Property's future results of operations.

  Risks and Uncertainties

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4. DESCRIPTION OF LEASING ARRANGEMENTS

  The commercial and office space is leased to tenants under leases with terms that vary in length. Certain of the leases contain real estate tax reimbursement clauses, operating expense reimbursement clauses and renewal options. Minimum lease payments to be received during the next five years for noncancelable operating leases in effect at December 31, 1996 are approximately as follows:

        YEAR ENDING
        DECEMBER 31,
        ------------                                  (IN THOUSANDS)
        1997.........................................    $22,776
        1998.........................................     24,667
        1999.........................................     24,716
        2000.........................................     22,920
        2001.........................................     22,960
        Thereafter...................................     22,608

                               875 THIRD AVENUE
                         NOTES TO STATEMENT OF REVENUE
                        OVER CERTAIN OPERATING EXPENSES

                            (DOLLARS IN THOUSANDS)

  As of December 31, 1996, 3 tenants occupied approximately 77% of the leasable square feet and represented 84% of total 1996 Base Rent.

5. DEBT ASSUMPTION

  In connection with the acquisition, Boston Properties, Inc. will assume a mortgage note (the "Note") encumbering the property of $180,000 at December 31, 1996. Boston Properties Inc.'s assumption of this mortgage does not provide for any modification to the original terms; therefore, interest expense incurred prior to Boston Properties Inc.'s assumption of the mortgage note is representative of future interest expense. Accordingly, interest expense of $15,750 for 1996 and $11,813 for the nine months ended September 30, 1997 (unaudited) is recognized in the accompanying Statement. The Note requires interest only payments through January 1, 2000. Beginning February 1, 2000, the Note requires monthly installments of principal and interest of $1,417 and matures on January 1, 2003. The interest rate on the note is 8.75%. The note is subject to a prepayment penalty until January 15, 1998 in the event of an early principal repayment.

  Principal payments due on the mortgage note during the next five years are approximately as follows:

        1997                                                $  --
        1998                                                   --
        1999                                                   --
        2000                                                 1,182
        2001                                                 1,401